UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2017

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2800 Patton Road St. Paul, Minnesota	55113
(Address of principal executive offices)	(Zip Code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry Into a Material Definitive Agreement.

On August 16, 2017, EnteroMedics Inc. (the “Company”) completed its previously announced firm commitment underwritten public offering (the “Offering”) of 20,000 units consisting of one share of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), which is convertible into 435 shares of common stock, par value $0.01 share (the “Common Stock”), at a conversion price of $2.30 per share, and one seven-year warrant to purchase 435 shares of Common Stock at an exercise price of  $2.30 per share (the “Warrants”), at a public offering price of $1,000 per unit. The Offering was completed pursuant to the terms of an underwriting agreement dated as of August 11, 2017 (the “Underwriting Agreement”) between the Company and Ladenburg Thalmann & Co. Inc., as representative of the underwriters named therein (collectively, the “Underwriters”).

The net proceeds received by the Company from the sale of the units was approximately $18,140,000, after deducting underwriting discounts and estimated offering expenses. The Company currently intends to use the net proceeds from the Offering to continue its commercialization efforts, for clinical and product development activities and for other working capital and general corporate purposes.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-216600) and a related prospectus supplement filed with the Securities and Exchange Commission.

Prior to the closing of the Offering, certain purchasers of the units sold in the Offering notified the Company of their election to convert the shares of Series B Preferred Stock underlying such units into shares of Common Stock upon completion of the Offering. Following the completion of the Offering, as of August 16, 2017, the Company had outstanding 10,181,136 shares of Common Stock and 15,664 shares of Series B Preferred Stock.

In connection with the closing of the Offering, the Company entered into a warrant agency agreement (the “Warrant Agency Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) on August 16, 2017, pursuant to which Wells Fargo will serve as the Company’s Warrant Agent for the Offering.

On August 16, 2017, the Company also issued warrants to purchase an aggregate of 2,575,000 shares of Common Stock to certain parties (each, a “Holder”) to the Securities Purchase Agreement (as amended, the “Purchase Agreement”), dated November 4, 2015, between the Company and the other parties named therein, as consideration for the waiver by each of the Holders of their right to participate in future securities offerings by the Company, which rights were granted pursuant to the Purchase Agreement. These warrants are in substantially the same form, and on the same terms as, the Warrants issued pursuant to the Offering. The Company previously disclosed in a Form 8-K filed on August 11, 2017 that the total number of warrants to be issued to the holders was 2,581,750. However, based on the final aggregate amount invested by the Holders in the Offering, the total number of warrants issued to the Holders was reduced to 2,575,000.

The Underwriting Agreement contains customary representations, warranties and agreements, as well as indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The above description of the Underwriting Agreement, the Warrants and the Warrant Agency Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, form of Warrant and Warrant Agency Agreement, copies of which are filed as Exhibit 1.1, Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

A copy of the opinion of Fox Rothschild LLP relating to the validity of the securities offered by the Company is attached as Exhibit 5.1 hereto.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 14, 2017, the Company filed with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”), that created its new Series B Preferred Stock, authorized 20,000 shares of Series B Preferred Stock and designated the preferences, rights and limitations of the Series B Preferred Stock. The terms of the Series B Preferred Stock are set forth in the Certificate of Designation which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 11, 2017, among EnteroMedics Inc. and Ladenburg Thalmann & Co. Inc., as representative of the underwriters named therein (filed herewith)

3.1	Certificate of Designation for Series B Preferred Stock (filed herewith)

5.1	Opinion of Fox Rothschild LLP (filed herewith)

10.1	Form of Warrant (filed herewith)

10.2	Warrant Agency Agreement, by and between EnteroMedics Inc. and Wells Fargo Bank, National Association, dated August 16, 2017 (filed herewith)

23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer and Chief Compliance Officer

Dated: August 16, 2017

Exhibit Index

Exhibit No.	Description	Method of Filing

1.1	Underwriting Agreement, dated August 11, 2017, among EnteroMedics Inc. and Ladenburg Thalmann & Co. Inc., as representative of the underwriters named therein	Filed herewith

3.1	Certificate of Designation for Series B Preferred Stock	Filed herewith

5.1	Opinion of Fox Rothschild LLP	Filed herewith

10.1	Form of Warrant	Filed herewith

10.2	Warrant Agency Agreement, by and between EnteroMedics Inc. and Wells Fargo Bank, National Association, dated August 16, 2017	Filed herewith

23.1	Consent of Fox Rothschild LLP	Included in Exhibit 5.1